Exhibit 99.1

NEWS RELEASE
For Immediate Release:
August 4, 2025
Sterling Reports Record Second Quarter 2025 Results and Increases Full Year Guidance

THE WOODLANDS, TX – August 4, 2025 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced record financial results for the second quarter of 2025.
The financial comparisons herein are to the prior year quarter, unless otherwise noted.
Due to the deconsolidation of the RHB joint venture on December 31, 2024, RHB is no longer included in consolidated revenue or backlog. As such, prior-year comparisons for these metrics have been adjusted to exclude RHB. Please see the "Historical Quarterly Backlog Information” section below for reconciliations to historical figures.
Second Quarter 2025 Results
•Revenues of $614.5 million. Revenues increased 21% excluding RHB from the prior year quarter
•Gross margin of 23.3%, up from 19.3%
•Net income of $71.0 million, or $2.31 per diluted share, increases of 37% and 38%, respectively, and a new second quarter record.
•Adjusted net income(1) of $82.8 million, or $2.69 per diluted share, increases of 39% and 41%, respectively
•EBITDA(1) of $116.2 million, an increase of 34% and a new second quarter record.
•Adjusted EBITDA(1) of $125.6 million, an increase of 35%
•Cash flows from operations totaled $170.3 million for the six months ended June 30, 2025
•Cash and cash equivalents totaled $699.4 million at June 30, 2025
•Backlog at June 30, 2025 was $2.01 billion. The book-to-burn ratio for the six months ended June 30, 2025 was 1.4x.
•Combined backlog(2) at June 30, 2025 was $2.25 billion. The book-to-burn ratio for the six months ended June 30, 2025 was 1.5x.
Acquisition Update
On June 17th, Sterling announced that it had reached an agreement to acquire all of the assets of CEC Facilities Group LLC (“CEC”), and the transaction continues to progress towards closing. Sterling’s expectations for CEC’s full year performance are unchanged. Sterling’s updated guidance figures included in this earnings release do not include any contribution from CEC.
CEO Remarks and Outlook
“Our outstanding second quarter results reflect the strength and resilience of our portfolio, as we delivered very strong top line growth of 21% and even better bottom-line growth, with adjusted diluted earnings per share reaching $2.69, a 41% increase,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “Revenue growth was again fueled by strong 29% growth in E-Infrastructure Solutions and 24% growth in Transportation Solutions, which more than offset softness in the Building Solutions market. Gross profit margins in the quarter of 23% marked a new high for the company, as we have shifted the business toward higher-margin service offerings. The combination of strong revenue growth and gross margin expansion contributed to adjusted EBITDA growth of 35%.”
(1) See “Non-GAAP Measures”, “Adjusted Net Income Reconciliation”, and “EBITDA Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $237.3 million at June 30, 2025.

Mr. Cutillo continued, “We ended the quarter with backlog of $2.0 billion, a 24% increase compared to the prior year second quarter on a like-for-like basis. Our book-to-burn ratio in the quarter was 0.8x, reflecting the strong backlog burn in the quarter combined with the typical seasonal lull in Transportation awards in the second quarter. Notably, E-Infrastructure Solutions awards remained strong in the quarter, outpacing the strong backlog burn. The combination of our signed backlog and high-probability future phase work continues to give us visibility into a pool of E-Infrastructure work approaching $2 billion. Our operating cash flow generation in the second quarter was again excellent at $85 million, driving our net cash position to $401 million.”
Mr. Cutillo added, “In E-Infrastructure Solutions, we achieved 29% revenue growth and 57% adjusted operating income growth in the second quarter as adjusted operating margins expanded over 500 basis points to reach 28.3%. This excellent margin profile reflects our shift toward large, mission-critical projects, including data centers and manufacturing, where our scale, superior execution, and track record of delivering projects on time are extremely valuable to our customers. Notably, awards in the E-Commerce distribution space increased meaningfully in the quarter. Large, mission-critical work continues to make up the majority of our backlog.
We are very excited about our previously announced agreement to acquire CEC. We continue to believe that the combination of CEC’s leading electrical services to high-growth markets including semiconductor and data center and Sterling’s best-in-class site civil infrastructure services will allow us to accelerate project timelines and become even more valuable to our customers. Additionally, we believe CEC will help accelerate our geographic expansion into Texas.
Transportation Solutions revenue increased 24% and adjusted operating income grew 78%. We continue to see solid demand and project opportunities in our core Rocky Mountain and Arizona regions. The downsizing of our low-bid Texas heavy highway business is progressing to plan. This shift will weigh on revenue and backlog in the near term, but will continue to benefit margins as we move through 2025.
In Building Solutions, revenue declined 1% and adjusted operating income declined 28%. Our residential businesses continued to be impacted by the slowdown in the housing market, as prospective homebuyers are facing affordability challenges. We remain bullish on the multi-year demand trends in our key geographies, but expect soft market conditions to persist in the near term.”
“We believe 2025 will be another record year for Sterling as we continue to drive bottom line growth that outpaces top line growth. We are raising our 2025 guidance to reflect our strong first half performance, backlog, and visibility into future phase opportunities. The midpoints of our revised 2025 guidance would represent 13% revenue growth as adjusted for RHB, 32% adjusted diluted earnings per share growth and 30% adjusted EBITDA growth,” Mr. Cutillo concluded.
Full Year 2025 Guidance
•Revenue of $2.10 billion to $2.15 billion
•Net Income of $243 million to $252 million
•Diluted EPS of $7.87 to $8.13
•EBITDA(1) of $406 million to $421 million
Full Year 2025 Adjusted Guidance
Please see the “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for reconciliations of GAAP to non-GAAP measures and comparable 2024 results.
•Adjusted Net Income(1) of $285 million to $294 million
•Adjusted Diluted EPS(1) of $9.21 to $9.47
•Adjusted EBITDA(1) of $438 million to $453 million
(1) See “Non-GAAP Measures”, “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for more information.

Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, August 5, 2025 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (800) 836-8184. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, plumbing services, and surveys for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”
Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted operating income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the financial estimates or projections of CEC and the anticipated closing date and benefits of the potential acquisition; our business strategy; our financial strategy; our industry outlook; our guidance; our expected margin growth; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP Investor Relations and Corporate Strategy 281-214-0795

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$614,468	$582,822	$1,045,417	$1,023,182
Cost of revenues	(471,328)	(470,079)	(807,437)	(833,535)
Gross profit	143,140	112,743	237,980	189,647
General and administrative expense	(33,987)	(27,856)	(68,618)	(55,154)
Intangible asset amortization	(4,536)	(4,280)	(9,039)	(8,577)
Acquisition related costs	(2,495)	(101)	(2,674)	(137)
Earn-out expense	(1,343)	(1,000)	(2,686)	(2,000)
Other operating income (expense), net	3,785	(6,772)	5,677	(8,920)
Operating income	104,564	72,734	160,640	114,859
Interest income	6,901	6,305	13,728	12,207
Interest expense	(4,995)	(6,513)	(10,227)	(13,177)
Income before income taxes	106,470	72,526	164,141	113,889
Income tax expense	(27,362)	(17,952)	(42,442)	(25,556)
Net income, including noncontrolling interests	79,108	54,574	121,699	88,333
Less: Net income attributable to noncontrolling interests	(8,117)	(2,695)	(11,231)	(5,406)
Net income attributable to Sterling common stockholders	$70,991	$51,879	$110,468	$82,927

Net income per share attributable to Sterling common stockholders:
Basic	$2.33	$1.68	$3.62	$2.68
Diluted	$2.31	$1.67	$3.59	$2.66

Weighted average common shares outstanding:
Basic	30,408	30,914	30,477	30,945
Diluted	30,762	31,145	30,804	31,158

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
Revenues	2025	% of Revenue	2024	% of Revenue	2025	% of Revenue	2024	% of Revenue
E-Infrastructure Solutions	$310,406	51%	$241,312	41%	$528,669	51%	$425,788	42%
Transportation Solutions	196,797	32%	232,775	40%	317,458	30%	381,744	37%
Building Solutions	107,265	17%	108,735	19%	199,290	19%	215,650	21%
Total Revenues	$614,468		$582,822		$1,045,417		$1,023,182

Operating Income
E-Infrastructure Solutions	$83,767	27.0%	$51,677	21.4%	$130,409	24.7%	$78,846	18.5%
Transportation Solutions	25,975	13.2%	15,449	6.6%	37,228	11.7%	23,581	6.2%
Building Solutions	9,855	9.2%	14,813	13.6%	22,207	11.1%	30,588	14.2%
Segment Operating Income	119,597	19.5%	81,939	14.1%	189,844	18.2%	133,015	13.0%
Corporate G&A Expense	(11,195)		(8,104)		(23,844)		(16,019)
Acquisition Related Costs	(2,495)		(101)		(2,674)		(137)
Earn-out Expense	(1,343)		(1,000)		(2,686)		(2,000)
Total Operating Income	$104,564	17.0%	$72,734	12.5%	$160,640	15.4%	$114,859	11.2%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$699,373	$664,195
Accounts receivable	347,661	247,050
Contract assets	51,778	55,387
Receivables from and equity in construction joint ventures	7,968	5,811
Receivable from affiliate	2,540	32,054
Other current assets	22,979	17,383
Total current assets	1,132,299	1,021,880
Property and equipment, net	244,810	236,795
Investment in unconsolidated subsidiary	109,040	107,400
Operating lease right-of-use assets, net	44,470	52,668
Goodwill	283,664	264,597
Other intangibles, net	329,158	316,390
Other non-current assets, net	17,449	17,044
Total assets	$2,160,890	$2,016,774
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$159,259	$130,420
Contract liabilities	553,171	508,846
Current maturities of long-term debt	15,162	26,423
Current portion of long-term lease obligations	18,202	20,498
Accrued compensation	36,596	36,774
Other current liabilities	13,841	18,997
Total current liabilities	796,231	741,958
Long-term debt	283,050	289,898
Long-term lease obligations	26,729	32,455
Deferred tax liability, net	114,774	109,360
Other long-term liabilities	28,733	16,625
Total liabilities	1,249,517	1,190,296
Stockholders’ equity:
Common stock	312	312
Additional paid in capital	287,596	288,395
Treasury stock, at cost	(99,126)	(63,121)
Retained earnings	692,963	582,495
Total Sterling stockholders’ equity	881,745	808,081
Noncontrolling interests	29,628	18,397
Total stockholders’ equity	911,373	826,478
Total liabilities and stockholders’ equity	$2,160,890	$2,016,774

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$121,699	$88,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,613	33,183
Amortization of debt issuance costs and non-cash interest	472	597
Gain on disposal of property and equipment	(1,340)	(2,964)
Distribution of earnings from unconsolidated subsidiary	10,319	—
Equity in earnings from unconsolidated subsidiary	(5,677)	—
Deferred taxes	5,414	3,517
Stock-based compensation	12,278	9,382
Changes in operating assets and liabilities	(7,467)	38,513
Net cash provided by operating activities	170,311	170,561
Cash flows from investing activities:
Acquisitions, net of cash acquired	(37,860)	(1,016)
Capital expenditures	(31,262)	(51,309)
Proceeds from sale of property and equipment	2,645	6,944
Net cash used in investing activities	(66,477)	(45,381)
Cash flows from financing activities:
Repayments of debt	(17,275)	(13,324)
Repurchase of common stock	(43,846)	(30,142)
Withholding taxes paid on net share settlement of equity awards	(6,126)	(13,264)
Debt issuance costs	(1,409)	—
Other	—	(28)
Net cash used in financing activities	(68,656)	(56,758)
Net change in cash, cash equivalents, and restricted cash	35,178	68,422
Cash, cash equivalents and restricted cash at beginning of period	664,195	471,563
Cash, cash equivalents and restricted cash at end of period	699,373	539,985
Less: restricted cash	—	—
Cash and cash equivalents at end of period	$699,373	$539,985

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to Sterling common stockholders	$70,991	$51,879	$110,468	$82,927
Non-cash stock-based compensation	5,595	4,796	12,278	9,382
Intangible asset amortization (1)	6,408	4,280	12,782	8,577
Acquisition related costs	2,495	101	2,674	137
Earn-out expense	1,343	1,000	2,686	2,000
Income tax impact of adjustments	(4,071)	(2,519)	(7,866)	(4,509)
Adjusted net income attributable to Sterling common stockholders (2)	$82,761	$59,537	$133,022	$98,514

Net income per share attributable to Sterling common stockholders:
Basic	$2.33	$1.68	$3.62	$2.68
Diluted	$2.31	$1.67	$3.59	$2.66

Adjusted net income per share attributable to Sterling common stockholders:
Basic	$2.72	$1.93	$4.36	$3.18
Diluted	$2.69	$1.91	$4.32	$3.16

Weighted average common shares outstanding:
Basic	30,408	30,914	30,477	30,945
Diluted	30,762	31,145	30,804	31,158

(1) For the three and six months ended June 30, 2025, intangible asset amortization includes $1,872 and $3,743, respectively related to the fair value step up recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding non-cash stock-based compensation, intangible asset amortization, acquisition related costs, earn-out expense, and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's quarterly and annual effective tax rate, as applicable, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to Sterling common stockholders	$70,991	$51,879	$110,468	$82,927
Depreciation and amortization (1)	19,769	16,925	38,906	33,183
Interest (income) expense, net	(1,906)	208	(3,501)	970
Income tax expense	27,362	17,952	42,442	25,556
EBITDA(2)	116,216	86,964	188,315	142,636
Non-cash stock-based compensation	5,595	4,796	12,278	9,382
Acquisition related costs	2,495	101	2,674	137
Earn-out expense	1,343	1,000	2,686	2,000
Adjusted EBITDA(3)	$125,649	$92,861	$205,953	$154,155

(1) For the three and six months ended June 30, 2025, depreciation and amortization includes $1,872 and $3,743, respectively, of intangible asset amortization and $275 and $550, respectively, of depreciation expense related to the fair value step up recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders adjusted for depreciation and amortization, net interest income/expense and income tax expense.

(3) The Company defines adjusted EBITDA as EBITDA excluding the impact of non-cash stock-based compensation, acquisition related costs, and earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
NON-GAAP SEGMENT INFORMATION
(In thousands)
(Unaudited)

The table below presents the three and six months ended June 30, 2025 and 2024 revenue and operating income by segment as adjusted for the 2024 period to conform to our 2025 presentation reflecting the deconsolidation of RHB on revenue and to exclude the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense on operating income:

	Three Months Ended June 30,				Six Months Ended June 30,
Revenues (Excluding RHB)	2025	% of Revenue	2024	% of Revenue	2025	% of Revenue	2024	% of Revenue
E-Infrastructure Solutions	$310,406	51%	$241,312	47%	$528,669	51%	$425,788	47%
Transportation Solutions	196,797	32%	158,828	31%	317,458	30%	269,333	30%
Building Solutions	107,265	17%	108,735	22%	199,290	19%	215,650	23%
Total Revenues (Excluding RHB) (1)	$614,468		$508,875		$1,045,417		$910,771

Adjusted Operating Income
E-Infrastructure Solutions	$87,718	28.3%	$55,841	23.1%	$138,301	26.2%	$87,186	20.5%
Transportation Solutions	28,271	14.4%	15,874	10.0%	41,848	13.2%	24,386	9.1%
Building Solutions	11,797	11.0%	16,423	15.1%	26,031	13.1%	33,826	15.7%
Adjusted Segment Operating Income	127,786	20.8%	88,138	17.3%	206,180	19.7%	145,398	16.0%
Corporate G&A Expense	(7,381)		(5,227)		(15,120)		(10,443)
Total Adjusted Operating Income (2)	$120,405	19.6%	$82,911	16.3%	$191,060	18.3%	$134,955	14.8%

(1) Due to the deconsolidation of RHB on December 31, 2024, beginning on January 1, 2025, the Company will report RHB’s operating income as a single line item (“Other operating income (expense), net”) in the Consolidated Statements of Operations. RHB’s revenue is no longer included in Sterling’s consolidated revenue in 2025. For the three and six months ended June 30, 2024, total GAAP revenue of $582,822 and $1,023,182, respectively, have been adjusted to exclude $73,947 and $112,411, respectively, of RHB revenue.

(2) The Company defines adjusted operating income as GAAP operating income excluding the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense. For the three months ended June 30, 2025, GAAP operating income of $104,564 is adjusted to exclude $5,595 of non-cash stock-based compensation, $6,408 of intangible asset amortization (including $1,872 related to the fair value step up of RHB), $2,495 of acquisition related costs, and $1,343 of earn-out expense.

For the six months ended June 30, 2025, GAAP operating income of $160,640 is adjusted to exclude $12,278 of non-cash stock-based compensation, $12,782 of intangible asset amortization (including $3,743 related to the fair value step up of RHB), $2,674 of acquisition related costs, and $2,686 of earn-out expense.

For the three months ended June 30, 2024, GAAP operating income of $72,734 is adjusted to exclude $4,796 of non-cash stock-based compensation, $4,280 of intangible asset amortization, $101 of acquisition related costs, and $1,000 of earn-out expense.

For the six months ended June 30, 2024, GAAP operating income of $114,859 is adjusted to exclude $9,382 of non-cash stock-based compensation, $8,577 of intangible asset amortization, $137 of acquisition related costs, and $2,000 of earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME GUIDANCE RECONCILIATION
(In thousands)
(Unaudited)

	Full Year 2025 Guidance		Full Year
	Low	High	2024 Actual
Net income attributable to Sterling common stockholders	$243,000	$252,000	$257,461
Gain on deconsolidation of subsidiary, net	—	—	(91,289)
Non-cash stock-based compensation	23,000	23,000	19,003
Intangible asset amortization (1)	25,633	25,633	17,037
Acquisition related costs	2,674	2,674	421
Earn-out expense	6,000	6,000	4,756
Income tax impact of adjustments	(15,000)	(15,000)	13,356
Adjusted net income attributable to Sterling common stockholders (2)	$285,307	$294,307	$220,745

Net income per share attributable to Sterling common stockholders:
Diluted	$7.87	$8.13	$8.27

Adjusted net income per share attributable to Sterling common stockholders:
Diluted	$9.21	$9.47	$7.09

Weighted average common shares outstanding:
Diluted	31,000	31,000	31,146

(1) Intangible asset amortization includes approximately $7,500 related to the fair value step up recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding the impact of the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, intangible asset amortization, acquisition related costs, earn-out expense, and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's quarterly and annual effective tax rate, as applicable, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2025 Guidance		Full Year 2024
	Low	High	Actual
Net income attributable to Sterling common stockholders	$243	$252	$257
Depreciation and amortization (1)	79	80	68
Interest income, net of interest expense	(5)	(6)	(2)
Income tax expense	89	95	87
EBITDA (2)	406	421	410
Gain on deconsolidation of subsidiary, net	—	—	(91)
Non-cash stock-based compensation	23	23	19
Acquisition related costs	3	3	—
Earn-out expense	6	6	5
Adjusted EBITDA(3)	$438	$453	$343

(1) Depreciation and intangible asset amortization includes approximately $1.1 million and $7.5 million, respectively, related to the fair value step up recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest income, and income tax expense.

(3) The Company defines adjusted EBITDA as EBITDA excluding the impact of the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, acquisition related costs and earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY SEGMENT INFORMATION
(In thousands)
(Unaudited)

The following tables present our 2024 quarterly revenue by segment as adjusted to conform to our 2025 presentation reflecting the deconsolidation of RHB:

	2024 Quarters Ended (Unaudited)
Revenues (GAAP)	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$184,476	$241,312	$263,899	$234,041	$923,728
Transportation Solutions	148,969	232,775	227,251	174,664	783,659
Building Solutions	106,915	108,735	102,591	90,128	408,369
Total Revenues (GAAP)	$440,360	$582,822	$593,741	$498,833	$2,115,756

Revenues (RHB)
E-Infrastructure Solutions	$—	$—	$—	$—	$—
Transportation Solutions	38,464	73,947	72,188	51,277	235,876
Building Solutions	—	—	—	—	—
Total Revenues (RHB)	$38,464	$73,947	$72,188	$51,277	$235,876

Revenues (Excluding RHB)
E-Infrastructure Solutions	$184,476	$241,312	$263,899	$234,041	$923,728
Transportation Solutions	110,505	158,828	155,063	123,387	547,783
Building Solutions	106,915	108,735	102,591	90,128	408,369
Total Revenues (Excluding RHB) (1)	$401,896	$508,875	$521,553	$447,556	$1,879,880

(1) Due to the deconsolidation of RHB on December 31, 2024, beginning on January 1, 2025, RHB’s revenue is no longer included in Sterling’s consolidated revenue.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY SEGMENT INFORMATION
(In thousands)
(Unaudited)

The following tables present our 2024 quarterly operating income and adjusted operating income by segment:

	2024 Quarters Ended (Unaudited)
Operating Income (GAAP)	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$27,169	$51,677	$68,076	$56,437	$203,359
Transportation Solutions	8,132	15,449	18,573	8,715	50,869
Building Solutions	15,775	14,813	12,249	11,002	53,839
Segment Operating Income	51,076	81,939	98,898	76,154	308,067
Corporate G&A Expense	(7,915)	(8,104)	(10,334)	(11,915)	(38,268)
Acquisition Related Costs	(36)	(101)	(72)	(212)	(421)
Earn-out Expense	(1,000)	(1,000)	(1,000)	(1,756)	(4,756)
Total Operating Income (GAAP)	$42,125	$72,734	$87,492	$62,271	$264,622

Adjusted Operating Income
E-Infrastructure Solutions	$31,345	$55,841	$71,244	$60,316	$218,746
Transportation Solutions	8,512	15,874	19,070	9,180	52,636
Building Solutions	17,403	16,423	13,928	12,632	60,386
Segment Operating Income	57,260	88,138	104,242	82,128	331,768
Corporate	(5,216)	(5,227)	(7,027)	(8,459)	(25,929)
Adjusted Operating Income (1)	$52,044	$82,911	$97,215	$73,669	$305,839

(1) The Company defines adjusted operating income as GAAP operating income excluding the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense.

For the three months ended March 31, 2024, GAAP operating income of $42,125 is adjusted to exclude $4,586 of non-cash stock-based compensation, $4,297 of intangible asset amortization, $36 of acquisition related costs, and $1,000 of earn-out expense.

For the three months ended June 30, 2024, GAAP operating income of $72,734 is adjusted to exclude $4,796 of non-cash stock-based compensation, $4,280 of intangible asset amortization, $101 of acquisition related costs, and $1,000 of earn-out expense.

For the three months ended September 30, 2024, GAAP operating income of $87,492 is adjusted to exclude $4,371 of non-cash stock-based compensation, $4,280 of intangible asset amortization, $72 of acquisition related costs, and $1,000 of earn-out expense.

For the three months ended December 30, 2024, GAAP operating income of $62,271 is adjusted to exclude $5,250 of non-cash stock-based compensation, $4,180 of intangible asset amortization, $212 of acquisition related costs, and $1,756 of earn-out expense.

For the year ended December 30, 2024, GAAP operating income of $264,622 is adjusted to exclude $19,003 of non-cash stock-based compensation, $17,037 of intangible asset amortization, $421 of acquisition related costs, and $4,756 of earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY BACKLOG INFORMATION
(In thousands)
(Unaudited)

The following table presents our 2024 backlog as adjusted to conform to our 2025 presentation reflecting the deconsolidation of RHB:

	2024 Quarters Ended (Unaudited)
Backlog	March 31	June 30	September 30	December 31
Backlog (GAAP)	$2,352,126	$2,098,781	$2,055,081	$2,184,478
Less: RHB Backlog	(528,043)	(476,842)	(485,050)	(491,255)
Backlog excluding RHB	$1,824,083	$1,621,939	$1,570,031	$1,693,223